UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S. Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 6, 2010, PowerSecure International, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the first quarter ended March 31, 2010 and that it is holding a conference call regarding its financial results and its business operations, strategic initiatives and future prospects at 5:30 p.m., Eastern time, on May 6, 2010. The full text of the Company’s press release containing this announcement is attached to this Report as Exhibit 99.1 and incorporated herein by this reference.
     The press release filed herewith as Exhibit 99.1 also contains forward-looking statements relating to the Company’s future performance, and such forward-looking statements are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company’s operating results is set forth under the items “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, as well as other risks, uncertainties and other factors discussed in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files with or furnishes to the Securities and Exchange Commission.
     The information in this Item 2.02, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 3.02 Unregistered Sales of Equity Securities.
     On April 30, 2010, the Company issued 1,025,641 shares of its Common Stock, par value $.01 per share (“Shares”), in a private placement transaction to six employees of EfficientLights, LLC (“EfficientLights”), a Delaware limited liability company and prior thereto a majority-owned subsidiary of the Company, in connection with the Company’s acquisition of their minority ownership interest in EfficientLights. The information about this transaction set forth in the first two paragraphs of Section 8.01 is incorporated into this item by reference.
Item 8.01 Other Events
     On April 30, 2010, PowerSecure, Inc., a Delaware corporation a wholly-owned subsidiary of the Company (the “PowerSecure Subsidiary”), which previously owned two-thirds of the equity interests in EfficientLights, exercised its option to purchase the one-third minority interest in EfficientLights. The minority interests in EfficientLights were previously owned by the founder, who is also the President, of EfficientLights and by five other key employees of EfficientLights. EfficientLights markets and sells LED-based lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores, and is in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based parking lot lights, street lights and security lights. As a result, EfficientLights has become a wholly-owned subsidiary of the PowerSecure Subsidiary and there will no longer be a reduction in the Company’s consolidated net income due to the net income attributable to the noncontrolling interest in EfficientLights.

     The PowerSecure Subsidiary acquired the minority interest in EfficientLights in exchange for 1,025,641 Shares issued to the six EfficientLights employees on April 30, 2010. The Shares were issued in a private placement exempt from the registration requirements of the Securities Act, and no underwriters, brokers or dealers were used and no commissions or discounts were paid. The issuance of the Shares by the Company to the EfficientLights employees was not registered under the Securities Act, and may not be offered or sold by the EfficientLights employees except pursuant to a registration statement or pursuant to an applicable exemption. On May 6, 2010, the Company filed a shelf Registration Statement on Form S-3 registering, among other things, the resale of the Shares issued to the EfficientLights employees, and issued a press release announcing the foregoing and the filing a shelf Registration Statement on Form S-4. The full text of the Company’s press release containing this announcement is attached to this Report as Exhibit 99.2 and incorporated herein by this reference.
     On May 6, 2010, the Company issued a press release announcing it has been awarded $15 million of new orders for Interactive Distributed Generation smart grid power systems and utility infrastructure projects. The full text of the Company’s press release containing this announcement is attached to this Report as Exhibit 99.3 and incorporated herein by this reference.
     The press releases filed herewith as Exhibits 99.2 and 99.3 contain forward-looking statements relating to the Company’s future performance made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is set forth under the items “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, as well as other risks, uncertainties and other factors discussed in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files with or furnishes to the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release of PowerSecure International, Inc., issued May 6, 2010, announcing its financial results for the first quarter ended March 31, 2010

99.2	Press Release of PowerSecure International, Inc., issued May 6, 2010, announcing shelf registration statement filings

99.3	Press Release of PowerSecure International, Inc., issued May 6, 2010, announcing new business

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: May 6, 2010

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